UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2014

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “the Company,” “we,” “us” and “our” refer to CommonWealth REIT.

Item 8.01 Other Events.

As of the close of business on May 14, 2014, the conversion agent reported that holders of our 6-½% Series D Cumulative Convertible Preferred Shares (the “Series D Preferred Shares”) had elected to exercise the Fundamental Change Conversion Right, as defined in the Articles Supplementary dated October 10, 2006 establishing the terms of the Series D Preferred Shares (the “Articles”), with respect to 10,379,586 Series D Preferred Shares.  As previously disclosed, the Company has calculated the Fundamental Change Conversion Rate, as defined in the Articles, as 1.0145 common shares of beneficial interest, par value $0.01, (“Common Shares”) per $25.00 liquidation preference of the Series D Preferred Shares (which rate takes into account the amount of accumulated and unpaid dividends to but not including May 14, 2014).  Accordingly, based on the conversion agent’s report, the Company expects to issue approximately 10,530,052 Common Shares in order to effect the conversion of the Series D Preferred Shares that have elected to exercise the Fundamental Change Conversion Right.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  May 15, 2014